EXHIBIT 99.1 News release

HP Reports Second Quarter 2007 Results

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	• •	Net revenue up 13% year-over-year to $25.5 billion GAAP operating profit of $2.1 billion, or $0.65 earnings per share, up 27% year-over-year excluding a $0.15 tax settlement gain in Q2 FY06
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	Non-GAAP operating profit of $2.3 billion, or $0.70 earnings per share, up 30% year-over-year excluding a $0.15 tax settlement gain in Q2 FY06
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Record cash flow from operations of $4.2 billion

PALO ALTO, Calif., May 16, 2007 – HP today announced financial results for its second fiscal quarter ended April 30, 2007, with net revenue of $25.5 billion, representing growth of 13% year-over-year, or 10% when adjusted for the effects of currency.

GAAP operating profit was $2.1 billion and GAAP diluted earnings per share (EPS) was $0.65 per share, down from $0.66 in the prior year period and up 27% excluding a $0.15 tax settlement gain recorded in the prior year period. Non-GAAP operating profit was $2.3 billion, with non-GAAP diluted EPS of $0.70, up from $0.69 in the prior year period and up 30% excluding the $0.15 tax settlement gain. Non-GAAP financial information excludes $145 million of adjustments on an after-tax basis, or $0.05 per diluted share, related primarily to restructuring charges and amortization of purchased intangibles, and offset partially by a pension curtailment gain resulting from changes to the company's defined benefit pension plan. GAAP and non-GAAP financial information include all stock-based compensation expense in both current and prior year periods.

“This was a strong performance for HP,” said Mark Hurd, HP chairman and chief executive officer. “We generated $3 billion of revenue growth, continued to expand earnings and achieved record cash flow from operations. While we still have considerable work ahead of us, I am confident we can continue to execute with discipline and deliver strong financial returns.”

	Q2 FY07	Q2 FY06	Y/Y
Net revenue ($B)	$ 25.5	$ 22.6	13%
GAAP operating margin	8.3%	7.3%	1.0 pts
GAAP net earnings ($B)	$ 1.8	$ 1.9	-7%
GAAP diluted EPS	$ 0.65	$ 0.66	-2%
Non-GAAP operating margin	9.0%	8.0%	1.0 pts
Non-GAAP net earnings ($B)	$ 1.9	$ 2.0	-4%
Non-GAAP diluted EPS	$ 0.70	$ 0.69	1%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

During the quarter, on a year-over-year basis, revenue in the Americas grew 11% to $10.7 billion, revenue in Europe, the Middle East and Africa grew 14% to $10.3 billion, and revenue in Asia Pacific grew 16% to $4.5 billion. When adjusted for the effects of currency, revenue in the Americas grew 11%, revenue in Europe, the Middle East and Africa grew 7%, and revenue in Asia Pacific grew 13%.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 24% year-over-year to $8.7 billion, with unit shipments up 30% on a year-over-year basis. Notebook revenue grew 45% over the prior year period, while desktop revenue grew 9%. Commercial client revenue grew 13% year-over-year, while Consumer client revenue increased 41%. Operating profit was $417 million, or 4.8% of revenue, up from a profit of $248 million, or 3.6% of revenue, in the prior year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 6% year-over-year to $7.2 billion. On a year-over-year basis, supplies revenue grew 10%, commercial hardware revenue grew 3% and consumer hardware revenue declined 2%. Printer unit shipments increased 11% year-over-year, with consumer printer hardware units up 7% and commercial printer hardware units up 21%. Momentum in key growth initiatives continued, with printer-based multi-function printers up 40%, and color laser printers up 19%. HP Indigo Press printed page volume grew 43% over the prior year period. Operating profit was $1.2 billion, or 16.3% of revenue, up from a profit of $1.0 billion, or 15.5% of revenue, in the prior year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.6 billion, up 8% over the prior year period. On a year-over-year basis, industry-standard server revenue increased 17%, with blade revenue up 58%. Storage revenue grew 1%, with revenue growth of 10% in the midrange EVA line offset by declines in the high-end array and tape businesses. Business critical systems revenue declined 6%, with Integrity systems growth of 60% offset by declines in PA-RISC and Alpha. Operating profit was $407 million, or 8.8% of revenue, up from a profit of $322 million, or 7.5% of revenue, in the prior year period.

HP Services
HP Services (HPS) revenue increased 7% year-over-year to $4.1 billion. Revenue in Technology Services grew 3% over the prior year period, while Consulting and Integration revenue rose 8% and Outsourcing Services revenue rose 12%. Operating profit was $459 million, or 11.1% of revenue, up from a profit of $345 million, or 8.9% of revenue, in the prior year period.

HP Software
HP Software revenue grew 58% over the prior year period to $523 million, led by strong growth from the businesses acquired in HP's purchase of Mercury Interactive. On a year-over-year basis, HP OpenView grew 6% excluding Mercury, and HP OpenCall declined 13%. Operating profit was $42 million, or 8.0% of revenue, up from a profit of $3 million, or 0.9% of revenue, in the prior year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $550 million, an increase of 6% year-over-year. Financing volume and net portfolio assets increased 8% and 6% respectively, over the prior year period. Operating profit was $36 million, or 6.5% of revenue, down from a profit of $39 million, or 7.5% of revenue, in the prior year period.

Asset management
HP generated $4.2 billion in cash flow from operations. Inventory ended the quarter at $7.3 billion, down $1.1 billion sequentially and up $510 million year-over-year. Accounts receivable increased $1.2 billion sequentially and increased $1.8 billion over the prior year period to $11.6 billion. Accounts payable increased $145 million sequentially and grew $1.4 billion over the prior year period to $11.5 billion. HP’s dividend payment of $0.08 per share in the second quarter resulted in cash usage of $213 million. During the quarter, HP repurchased $2.2 billion of shares in the open market and completed the prepaid variable share purchase program with the receipt of the final 6 million shares. In addition, HP entered into an accelerated share repurchase program for $1.8 billion. In total, approximately 100 million shares were acquired during the quarter. HP exited the quarter with $12.3 billion in gross cash, which includes cash and cash equivalents of $12.2 billion, short-term investments of $74 million, and certain long-term investments of $23 million.

Outlook
HP estimates Q3 FY07 revenue will be approximately $23.7 billion to $23.9 billion.

Third quarter FY07 GAAP diluted EPS is expected to be in the range of $0.60 to $0.61, and non-GAAP diluted EPS is expected to be in the range of $0.64 to $0.65. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.04 per share, related primarily to the amortization of purchased intangible assets.

HP estimates FY07 revenue will be approximately $100.5 billion to $100.9 billion.

FY07 GAAP diluted EPS is expected to be in the range of $2.51 to $2.53, and FY07 non-GAAP diluted EPS is expected to be in the range of $2.75 to $2.77. FY07 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.24 per share, related primarily to the amortization of purchased intangible assets, in process research and development charges, restructuring charges and pension curtailment gains.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q2 FY07 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q22007webcast.

About HP
HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $97.1 billion for the four fiscal quarters ended April 30, 2007. More information about HP (NYSE: HPQ) is available at www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006. As in prior quarters, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended April 30, 2007. In particular, determining HP’s actual tax balances and provisions as of April 30, 2007 and for the fiscal quarter then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities) which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at www.hp.com/hpinfo/newsroom/.

© 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
5/2007

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	April 30, 2007	January 31, 2007	April 30, 2006
Net revenue	$25,534	$25,082	$22,554

Costs and expenses(a):
Cost of sales	19,283	19,136	16,970
Research and development	903	877	930
Selling, general and administrative	3,044	2,908	2,858
Amortization of purchased intangible assets	212	201	151
In-process research and development charges	19	167	2
Restructuring	453	(41)	(14)
Pension curtailments and pension settlements, net	(508)	(9)	--

Total costs and expenses	23,406	23,239	20,897

Earnings from operations	2,128	1,843	1,657

Interest and other, net	87	111	157
Gains on investments	13	10	6

Earnings before taxes	2,228	1,964	1,820

Provision for (benefit from) taxes(b)	453	417	(79)

Net earnings	$1,775	$1,547	$1,899

Net earnings per share:
Basic	$0.67	$0.57	$0.68
Diluted	$0.65	$0.55	$0.66

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute net earnings per share:
Basic	2,638	2,705	2,809
Diluted	2,731	2,801	2,887

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$42	$45	$33
Research and development	18	19	15
Selling, general and administrative	94	99	76

Total costs and expenses	$154	$163	$124
(b) Tax benefit from stock-based compensation	$(44)	$(48)	$(39)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Six months ended
	April 30, 2007	April 30, 2006
Net revenue	$50,616	$45,213

Costs and expenses(a):
Cost of sales	38,419	34,362
Research and development	1,780	1,801
Selling, general and administrative	5,952	5,550
Amortization of purchased intangible assets	413	298
In-process research and development charges	186	52
Restructuring	412	1
Pension curtailments and pension settlements, net	(517)	--

Total costs and expenses	46,645	42,064

Earnings from operations	3,971	3,149
Interest and other, net	198	195
Gains on investments	23	4

Earnings before taxes	4,192	3,348
Provision for taxes(b)	870	222

Net earnings	$3,322	$3,126

Net earnings per share:
Basic	$1.24	$1.11
Diluted	$1.20	$1.08

Cash dividends declared per share	$0.16	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,672	2,815
Diluted	2,763	2,890

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$87	$72
Research and development	37	33
Selling, general and administrative	193	163

Total costs and expenses	$317	$268

(b) Tax benefit from stock-based compensation	$(92)	$(82)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended April 30, 2007	Diluted Earnings Per Share	Three months ended January 31, 2007	Diluted Earnings Per Share	Three months ended April 30, 2006	Diluted Earnings Per Share

GAAP net earnings	$1,775	$ 0.65	$1,547	$ 0.55	$1,899	$ 0.66

Non-GAAP adjustments:
Amortization of purchased
intangible assets	212	0.08	201	0.07	151	0.05
In-process research and
development charges	19	0.01	167	0.06	2	--
Restructuring	453	0.16	(41)	(0.02)	(14)	(0.01)
Pension curtailments and
pension settlements, net	(508)	(0.19)	(9)	--	--	--
Gains on investments(a)	--	--	--	--	(6)	--
Adjustments for taxes	(31)	(0.01)	(39)	(0.01)	(36)	(0.01)

Non-GAAP net earnings	$1,920	$ 0.70	$1,826	$ 0.65	$1,996	$ 0.69

GAAP earnings from operations	$2,128		$1,843		$1,657
Non-GAAP adjustments:
Amortization of purchased
intangible assets	212		201		151
In-process research and
development charges	19		167		2
Restructuring	453		(41)		(14)
Pension curtailments and
pension settlements, net	(508)		(9)		--

Non-GAAP earnings from operations	$2,304		$2,161		$1,796

GAAP operating margin	8%		7%		7%
Non-GAAP adjustments	1%		2%		1%

Non-GAAP operating margin	9%		9%		8%

(a)	Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating financial measures presented on a non-GAAP basis.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Six months ended April 30, 2007	Diluted Earnings Per Share	Six months ended April 30, 2006	Diluted Earnings Per Share

GAAP net earnings	$3,322	$ 1.20	$3,126	$1.08

Non-GAAP adjustments:
Amortization of purchased intangible assets	413	0.15	298	0.10
In-process research and development charges	186	0.07	52	0.02
Restructuring	412	0.15	1	--
Pension curtailments and pension settlements, net	(517)	(0.19)	--	--
Gains on investments(a)	--	--	(4)	--
Adjustments for taxes	(70)	(0.02)	(84)	(0.03)

Non-GAAP net earnings	$3,746	$ 1.36	$3,389	$1.17

GAAP earnings from operations	$3,971		$3,149
Non-GAAP adjustments:
Amortization of purchased intangible assets	413		298
In-process research and development charges	186		52
Restructuring	412		1
Pension curtailments and pension settlements, net	(517)		--

Non-GAAP earnings from operations	$4,465		$3,500

GAAP operating margin	8%		7%
Non-GAAP adjustments	1%		1%

Non-GAAP operating margin	9%		8%

(a)	Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating financial measures presented on a non-GAAP basis.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	April 30, 2007	October 31, 2006
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,236	$16,400
Short-term investments	74	22
Accounts receivable	11,577	10,873
Financing receivables	2,532	2,440
Inventory	7,278	7,750
Other current assets	10,177	10,779

Total current assets	43,874	48,264

Property, plant and equipment	7,339	6,863

Long-term financing receivables and other assets	7,751	6,649

Goodwill and purchased intangible assets	24,449	20,205

Total assets	$83,413	$81,981

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$4,360	$2,705
Accounts payable	11,505	12,102
Employee compensation and benefits	2,559	3,148
Taxes on earnings	1,744	1,905
Deferred revenue	4,900	4,309
Accrued restructuring	236	547
Other accrued liabilities	11,609	11,134

Total current liabilities	36,913	35,850

Long-term debt	3,977	2,490
Other liabilities	6,037	5,497

Stockholders' equity	36,486	38,144

Total liabilities and stockholders' equity	$83,413	$81,981

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended April 30, 2007	Six months ended April 30, 2007

Cash flows from operating activities:
Net earnings	$1,775	$3,322
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	678	1,321
Stock-based compensation expense	154	317
Provision for bad debt and inventory	110	187
Gains on investments	(13)	(23)
In-process research and development charges	19	186
Restructuring	453	412
Pension curtailments and pension settlements, net	(508)	(517)
Deferred taxes on earnings	149	240
Excess tax benefit from stock-based compensation	(75)	(175)
Other, net	(41)	(44)

Changes in assets and liabilities:
Accounts and financing receivables	(1,203)	(655)
Inventory	995	297
Accounts payable	145	(614)
Taxes on earnings	20	151
Restructuring	(161)	(442)
Other assets and liabilities	1,664	176

Net cash provided by operating activities	4,161	4,139

Cash flows from investing activities:
Investment in property, plant and equipment	(758)	(1,476)
Proceeds from sale of property, plant and equipment	161	300
Purchases of available-for-sale securities and other investments	(3)	(16)
Maturities and sales of available-for-sale securities and other investments	253	345
Payments made in connection with business acquisitions, net	(372)	(4,836)

Net cash used in investing activities	(719)	(5,683)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	783	2,046
Issuance of debt	2,002	2,071
Payment of debt	(305)	(1,361)
Issuance of common stock under employee stock plans	419	1,216
Repurchase of common stock	(4,024)	(6,336)
Excess tax benefit from stock-based compensation	75	175
Dividends	(213)	(431)

Net cash used in financing activities	(1,263)	(2,620)

Increase (decrease) in cash and cash equivalents	2,179	(4,164)
Cash and cash equivalents at beginning of period	10,057	16,400

Cash and cash equivalents at end of period	$12,236	$12,236

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2007	January 31, 2007	April 30, 2006(a)
Net revenue:

Enterprise Storage and Servers	$4,619	$4,453	$4,265
HP Services	4,145	3,948	3,892
HP Software	523	550	330

Technology Solutions Group	9,287	8,951	8,487

Personal Systems Group	8,663	8,719	6,977
Imaging and Printing Group	7,161	6,999	6,724
HP Financial Services	550	547	518
Corporate Investments	175	157	122

Total Segments	25,836	25,373	22,828
Eliminations of intersegment net revenue and other	(302)	(291)	(274)

Total HP Consolidated	$25,534	$25,082	$22,554

Earnings from operations:

Enterprise Storage and Servers	$407	$416	$322
HP Services	459	414	345
HP Software	42	47	3

Technology Solutions Group	908	877	670

Personal Systems Group	417	414	248
Imaging and Printing Group	1,167	1,073	1,041
HP Financial Services	36	32	39
Corporate Investments	(18)	(29)	(49)

Total Segments	2,510	2,367	1,949
Corporate and unallocated costs and eliminations	(75)	(66)	(50)
Unallocated costs related to stock-based compensation expense	(131)	(140)	(103)
Amortization of purchased intangible assets	(212)	(201)	(151)
In-process research and development charges	(19)	(167)	(2)
Restructuring	(453)	41	14
Pension curtailments and pension settlements, net	508	9	--
Interest and other, net	87	111	157
Gains on investments	13	10	6

Total HP Consolidated Earnings Before Taxes	$2,228	$1,964	$1,820

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2007	2006(a)
Net revenue:

Enterprise Storage and Servers	$9,072	$8,505
HP Services	8,093	7,649
HP Software	1,073	634

Technology Solutions Group	18,238	16,788

Personal Systems Group	17,382	14,426
Imaging and Printing Group	14,160	13,269
HP Financial Services	1,097	1,014
Corporate Investments	332	251

Total Segments	51,209	45,748
Eliminations of intersegment net revenue and other	(593)	(535)

Total HP Consolidated	$50,616	$45,213

Earnings from operations:

Enterprise Storage and Servers	$823	$648
HP Services	873	638
HP Software	89	12

Technology Solutions Group	1,785	1,298

Personal Systems Group	831	541
Imaging and Printing Group	2,240	2,014
HP Financial Services	68	77
Corporate Investments	(47)	(82)

Total Segments	4,877	3,848

Corporate and unallocated costs and eliminations	(141)	(122)
Unallocated costs related to stock-based compensation expense	(271)	(226)
Amortization of purchased intangible assets	(413)	(298)
In-process research and development charges	(186)	(52)
Restructuring	(412)	(1)
Pension curtailments and pension settlements, net	517	--
Interest and other, net	198	195
Gains on investments	23	4

Total HP Consolidated Earnings Before Taxes	$4,192	$3,348

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2007	January 31, 2007	April 30, 2006(a)
Net revenue:

Industry Standard Servers	$2,818	$2,689	$2,413
Business Critical Systems	862	848	920
Storage	939	916	932

Enterprise Storage and Servers	4,619	4,453	4,265

Technology Services	2,155	2,093	2,086
Outsourcing Services(b)	1,195	1,125	1,070
Consulting and Integration	795	730	736

HP Services	4,145	3,948	3,892

OpenView	434	457	228
OpenCall and Other	89	93	102

HP Software	523	550	330

Technology Solutions Group	9,287	8,951	8,487

Desktops	3,904	3,812	3,569
Notebooks	4,084	4,144	2,815
Workstations	402	405	338
Handhelds	105	183	129
Other	168	175	126

Personal Systems Group	8,663	8,719	6,977

Commercial Hardware	1,786	1,689	1,739
Consumer Hardware	996	1,227	1,015
Supplies	4,367	4,069	3,957
Other	12	14	13

Imaging and Printing Group	7,161	6,999	6,724

HP Financial Services	550	547	518
Corporate Investments	175	157	122

Total Segments	25,836	25,373	22,828

Eliminations of intersegment net revenue and other	(302)	(291)	(274)

Total HP Consolidated	$25,534	$25,082	$22,554

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

(b)	Reflects name change from Managed Services to Outsourcing Services effective in fiscal 2007.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2007	2006(a)
Net revenue:

Industry Standard Servers	$5,507	$4,861
Business Critical Systems	1,710	1,826
Storage	1,855	1,818

Enterprise Storage and Servers	9,072	8,505

Technology Services	4,248	4,167
Outsourcing Services(b)	2,320	2,081
Consulting and Integration	1,525	1,401

HP Services	8,093	7,649

OpenView	891	433
OpenCall and Other	182	201

HP Software	1,073	634

Technology Solutions Group	18,238	16,788

Desktops	7,716	7,423
Notebooks	8,228	5,769
Workstations	807	667
Handhelds	288	345
Other	343	222

Personal Systems Group	17,382	14,426

Commercial Hardware	3,475	3,394
Consumer Hardware	2,223	2,238
Supplies	8,436	7,609
Other	26	28

Imaging and Printing Group	14,160	13,269

HP Financial Services	1,097	1,014
Corporate Investments	332	251

Total Segments	51,209	45,748

Eliminations of intersegment net revenue and other	(593)	(535)

Total HP Consolidated	$50,616	$45,213

(a)	Certain fiscal 2007 organizational realignments have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2006, the realignments primarily resulted in revenue movement within business units within the ESS and HPS segments. There was no impact to total segment revenue.

(b)	Reflects name change from Managed Services to Outsourcing Services effective in fiscal 2007.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	April 30, 2007	January 31, 2007	April 30, 2006
Numerator:
Net earnings	$1,775	$1,547	$1,899

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	2	2	2

Net earnings, adjusted	$1,777	$1,549	$1,901

Denominator:
Weighted-average shares used to compute basic EPS	2,638	2,705	2,809
Effect of dilutive securities:
Dilution from employee stock plans	85	88	71
Zero-coupon subordinated convertible notes	8	8	7

Dilutive potential common shares	93	96	78

Weighted-average shares used to compute diluted EPS	2,731	2,801	2,887

Net earnings per share:
Basic(a)	$0.67	$0.57	$0.68
Diluted(b)	$0.65	$0.55	$0.66

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Six months ended April 30,
	2007	2006
Numerator:
Net earnings	$3,322	$3,126
Adjustment for interest expense on zero coupon
subordinated convertible notes, net of taxes	4	4

Net earnings, adjusted	$3,326	$3,130

Denominator:
Weighted-average shares used to compute basic EPS	2,672	2,815
Effect of dilutive securities:
Dilution from employee stock plans	83	67
Zero-coupon subordinated convertible notes	8	8

Dilutive potential common shares	91	75

Weighted-average shares used to compute diluted EPS	2,763	2,890

Net earnings per share:
Basic(a)	$1.24	$1.11
Diluted(b)	$1.20	$1.08

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NON-GAAP NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	April 30, 2007	January 31, 2007	April 30, 2006
Numerator:
Non-GAAP net earnings	$1,920	$1,826	$1,996
Adjustment for interest expense on zero-coupon subordinated
convertible notes, net of taxes	2	2	2

Non-GAAP net earnings, adjusted	$1,922	$1,828	$1,998

Denominator:
Weighted-average shares used to compute basic EPS	2,638	2,705	2,809
Effect of dilutive securities:
Dilution from employee stock plans	85	88	71
Zero-coupon subordinated convertible notes	8	8	7

Dilutive potential common shares	93	96	78

Weighted-average shares used to compute diluted EPS	2,731	2,801	2,887

Non-GAAP net earnings per share:
Basic(a)	$0.73	$0.68	$0.71
Diluted(b)	$0.70	$0.65	$0.69

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NON-GAAP NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Six months ended April 30,
	2007	2006
Numerator:
Non-GAAP net earnings	$3,746	$3,389
Adjustment for interest expense on zero coupon subordinated
convertible notes, net of taxes	4	4

Non-GAAP net earnings, adjusted	$3,750	$3,393

Denominator:
Weighted-average shares used to compute basic EPS	2,672	2,815
Effect of dilutive securities:
Dilution from employee stock plans	83	67
Zero-coupon subordinated convertible notes	8	8

Dilutive potential common shares	91	75

Weighted-average shares used to compute diluted EPS	2,763	2,890

Non-GAAP net earnings per share:
Basic(a)	$1.40	$1.20
Diluted(b)	$1.36	$1.17

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP EPS included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment gains and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges as well as any gains or losses on investments recorded for periods ending on or before October 31, 2006. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In the first quarter of fiscal 2007, HP recognized a net curtailment gain for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). In the second quarter of fiscal 2007, HP recorded a pension curtailment gain primarily resulting from the decision to cease pension accruals under its U.S. defined benefit pension plan for all employees who were still accruing benefits under that plan. The curtailment gain was partially offset primarily by a settlement expense associated with the distribution and subsequent transfer of accrued pension benefits for the terminated vested plan participants. Because pension curtailment gains and pension settlement losses are inconsistent in amount and frequency, HP believes that eliminating these gains and losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	HP’s investments consist principally of time deposits, other debt securities and equity securities of publicly traded and privately held companies. HP sells investments or adjusts the value of investments from time to time based on market conditions and, in the case of investments in equity securities, the strategic value of such investments. HP’s activities in this regard are included in its GAAP presentation of net income and net earnings per share. Because the amount and timing of these gains or losses and adjustments are unpredictable, HP eliminated these gains or losses and adjustments for purposes of calculating non-GAAP net earnings and non-GAAP diluted earnings per share for periods ending on or before October 31, 2006. Beginning in fiscal 2007, HP no longer excludes gains or losses on investments when calculating non-GAAP net earnings and non-GAAP diluted earnings per share, as the amounts of those gains and losses have been immaterial in recent periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on our use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.